SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

POWDER RIVER PETROLEUM INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

OKLAHOMA	000-31945	84-1521645
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

202, 1212-31ST Avenue NE, Calgary, Alberta, Canada T2E 7S8

 (Address of principal executive office)

Registrant's telephone number, including area code: (403) 263-4145

Copies to:

John C. Thompson, Esq.

John C. Thompson, LLC

1371 East 2100 South, #202

Salt Lake City, Utah 84105

Phone: (801) 363-4854

Fax: (801) 606-2855

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.

Bankruptcy or Receivership.

On July 14, 2008, Powder River Petroleum International, Inc. (the “Company”) was served with a complaint (“Complaint”) alleging securities fraud and mismanagement by the Company and its President and Chief Executive Officer, Brian Fox, individually (“Defendants”).  The Complaint was filed in the District Court of Tulsa County, State of Oklahoma (the “Court”), case number CJ 2008 04855, by plaintiffs Mark Chang, Alan Kwok, and Lim Hong Beng, individuals, and Huios Energy, LLC, an Oklahoma limited liability company, and OilPods Singapore Pte. Ltd., a Singapore private limited company (“Plaintiffs”).

In connection with the Complaint, Plaintiffs filed a temporary restraining order (“TRO”) freezing the Company’s assets and a petition for appointment of a receiver (“Receiver”), both of which were granted by the Court.  The TRO was granted effective July 14, 2008 with a hearing scheduled for July 23, 2008.  The Receiver, Bruce W. Day, Esq., was appointed effective July 14, 2008.

The Company is seeking litigation counsel to assist in reviewing and responding to the Complaint.  At this time, the Company intends to contest the allegations vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  July 15, 2008

POWDER RIVER PETROLEUM INTERNATIONAL, INC.

By: /S/ Brian Fox

Brian Fox

President and CEO